EXHIBIT 3.2

                                     BYLAWS

                                       of

                                G2 Ventures, INC.
                               A Texas Corporation



                               TABLE OF CONTENTS
                               -----------------


ARTICLE ONE: OFFICES.........................................................  1

        1.01    Registered Office and Agent..................................  1
        1.02    Other Offices................................................  1

ARTICLE TWO: SHAREHOLDERS....................................................  1

        2.01    Annual Meeting...............................................  1
        2.02    Special Meetings.............................................  1
        2.03    Place of Meetings; Unanimous Written Consent.................  1
        2.04    Notice.......................................................  2
        2.05    Voting List..................................................  2
        2.06    Voting of Shares.............................................  2
        2.07    Quorum.......................................................  2
        2.08    Majority Vote; Withdrawal of Quorum..........................  3
        2.09    Method of Voting; Proxies....................................  3
        2.10    Closing of Transfer Books; Record Date.......................  3
        2.11    Presiding Officials at Meetings..............................  4

ARTICLE THREE: DIRECTORS.....................................................  4

        3.01    Management...................................................  4
        3.02    Number; Election; Term; Qualification........................  4
        3.03    Removal......................................................  4
        3.04    Change in Number.............................................  4
        3.05    Vacancies....................................................  5
        3.06    Place of Meetings............................................  5
        3.07    First Meetings...............................................  5
        3.08    Regular Meetings.............................................  5
        3.09    Special Meetings.............................................  5
        3.10    Quorum; Majority Vote........................................  5
        3.11    Procedure; Minutes...........................................  6
        3.12    Presumption of Assent........................................  6
        3.13    Compensation.................................................  6

ARTICLE FOUR: COMMITTEES.....................................................  6

        4.01    Designation..................................................  6
        4.02    Number; Qualification; Term..................................  6
        4.03    Authority....................................................  6
        4.04    Committee Changes............................................  7

        4.05    Regular Meetings.............................................  7
        4.06    Special Meetings.............................................  7
        4.07    Quorom; Majority Vote........................................  8
        4.08    Minutes......................................................  8
        4.09    Compensation.................................................  8
        4.10    Responsibility...............................................  8

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS........................  8

        5.01    Notice.......................................................  8
        5.02    Waiver of Notice.............................................  9
        5.03    Telephone and Similar Meetings...............................  9
        5.04    Action Without Meeting.......................................  9

ARTICLE SIX: OFFICERS AND OTHER AGENTS.......................................  9

        6.01    Number; Title; Election; Term................................  9
        6.02    Removal...................................................... 10
        6.03    Vacancies.................................................... 10
        6.04    Authority.................................................... 10
        6.05    Compensation................................................. 10
        6.06    Chairman of the Board........................................ 10
        6.07    President.................................................... 10
        6.08    Vice Presidents.............................................. 11
        6.09    Treasurer.................................................... 11
        6.10    Assistant Treasurers......................................... 11
        6.11    Secretary.................................................... 11
        6.12    Assistant Secretaries........................................ 11

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS................................. 12

        7.01    Certificated and Uncertificated Shares....................... 12
        7.02    Certificates for Certificated Shares......................... 12
        7.03    Issuance..................................................... 12
        7.04    Consideration for Shares..................................... 12
        7.05    Lost, Stolen, or Destroyed Certificates...................... 13
        7.06    Transfer of Shares........................................... 13
        7.07    Registered Shareholders...................................... 13
        7.08    Legends...................................................... 14

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS...................................... 15

        8.01    Dividends.................................................... 15
        8.02    Reserves..................................................... 15
        8.03    Books and Records............................................ 15
        8.04    Fiscal Year.................................................. 15
        8.05    Seal......................................................... 15
        8.06    Resignation.................................................. 15
        8.07    Securities of Other Corporations............................. 16
        8.08    Amendment.................................................... 16
        8.09    Invalid Provisions........................................... 16
        8.10    Headings..................................................... 16

                                     BYLAWS

                                       of

                                G2 Ventures, INC.

                               A Texas Corporation


                              ARTICLE ONE: OFFICES
                              --------------------

         1.01. Registered Office and Agent. The registered office and registered agent of G2 Ventures, Inc. (hereinafter referred to as the "Corporation") shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

         1.02. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE TWO: SHAREHOLDERS
                            -------------------------

         2.01. Annual Meetings. An annual meeting of the shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, and if a legal holiday, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.02. Special Meetings. A special meeting of the shareholders may be called at any time by the President, the Board of Directors, or the holders of not less than 10 percent of all shares entitled to vote at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

         2.03. Place of Meetings: Unanimous Written Consent. The annual meeting of shareholders may be held at any place within or without the State of Texas as may be designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Texas as may be designated by the person or persons calling such special meeting as provided in
Section 2.02. If no place for a meeting is designated, it shall be held at the registered office of the Corporation. A written instrument or instruments signed by all of the shareholders of the Corporation shall be sufficient to approve or ratify any business or action otherwise required to be voted upon at, and may be executed in lieu of, an annual or special shareholders' meeting.

         2.04. Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days or more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

         2.05.   Voting   List.   At  least  10  days  before  each  meeting  of
shareholders, the Secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of 10 days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

         2.06. Voting of Shares. Treasury shares, shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares of the Corporation. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name so long as such shares form a part of the estate and are in the possession of the estate being served by him or her. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his or her name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may by resolution determine. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote such shares.

         2.07. Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that could have been transacted at the original meeting if a quorum had been present or represented.

         2.08. Majority Vote: Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Articles of Incorporation, or these Bylaws a different vote is required, in which event such express provision shall govern and control the decision of such question. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders that may leave less than a quorum remaining.

         2.09. Method of Voting; Proxies. Every holder of record of common stock of the Corporation shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote for every share of common stock standing in his name on the original stock transfer books of the Corporation, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. Such stock transfer books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

         2.10. Closing of Transfer Books: Record Date. For the purpose of determining shareholders entitled to notice of or to vote at, any meeting of shareholders or any reconvening thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event 50 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is to be mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         2.11. Presiding ' Officials at Meetings. The President shall preside at, and the Secretary shall prepare minutes of each meeting of shareholders, and in the absence of either such officer, his other duties shall be performed by some person appointed at the meeting.

                            ARTICLE THREE: DIRECTORS
                            ------------------------

         3.01. Management. The business and affairs of the Corporation shall be managed by the Board of Directors, and subject to the restrictions imposed by law, the Articles of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

         3.02. Number: Election: Term; Qualification. The first Board of Directors shall consist of the number of directors named in the Articles of Incorporation. Thereafter, the number of directors that shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

         3.03. Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

         3.04. Chance in Number. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director. In the case of any increase in the number of directors, the directorships to be filled by such increase may be filled by (a) the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders; or (b) the shareholders at any annual or special meeting of the shareholders.

         3.05. Vacancies. Any vacancy occurring in the Board of Directors may be filled by (a) the shareholders at any annual or special meeting of shareholders; or (b) the affirmative vote of a majority of the remaining directors, regardless of whether such majority may constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.

         3.06. Place of Meeting. The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, including by telephonic or other electronic method of communication, within or without the State of Texas as the Board of Directors may from time to time determine.

         3.07. First Meeting. Each newly elected Board of Directors may hold its first meeting, if a quorum is present, for the purpose of organization and the transaction of business immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

         3.08. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, including by telephonic or other electronic method of communication, as may be designated from time to time by resolution of the Board of Directors and communicated to all directors. Regular meetings of the Board of Directors may be held when and if needed, and no more than one regular meeting of the Board of Directors shall be required in any calendar year.

         3.09. Special Meetings. A special meeting of the Board of Directors shall be held whenever called by any director at such time and place, including by telephonic or other electronic method of communication, as such director shall designate in the notice of such special meeting. The director calling any special meeting shall cause notice of such special meeting to be given to each director at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

         3.10. Quorum: Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is required by law, the Articles of Incorporation, or these Bylaws.

         3.11. Procedure: Minutes. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting that shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         3.12. Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.13. Compensation. Directors, in their capacity as directors, may receive, by resolution of the Board of Directors, a stated salary or a fixed sum and expenses of attendance, if any, for attending meetings of the Board of Directors. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES
                            ------------------------

         4.01. Designation. The Board of Directors may, by a resolution adopted by a majority of the entire Board of Directors, designate executive and other committees.

         4.02. Number: Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.

         4.03. Authority. The executive committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation. Each other committee, to the extent expressly provided for in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in such other matters and affairs concerning the Corporation. However, no committee shall have the authority of the Board of Directors in reference to any of the following:

         (a)      amending the Articles of Incorporation;

         (b)      approving a plan of merger or consolidation;

         (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business;

         (d) recommending to the shareholders a voluntary dissolution of the Corporation or a liquidation thereof;

         (e)      amending,  altering, or repealing these Bylaws or adopting new
                  Bylaws;

         (f) filling vacancies in, or removing members of, the Board of Directors or of any committee thereof;

         (g) filling any directorship to be filled by reason of an increase in the number of directors;

         (h)      electing or removing officers or committee members;

         (i)      fixing the compensation of any committee member; or

         (j) altering or repealing any resolution of the Board of Directors that, by its term, provides that it shall not be amendable or repealable.

In the resolution establishing an executive or other committee, the Board of Directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Corporation.

         4.04. Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the Board of Directors only if, in the judgment of the Board of Directors, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.05. Regular Meetings. Regular meetings of any committee may be held without notice at such times and places, including by telephonic or other electronic methods of communication, as may be designated from time to time by resolution of the committee and communicated to all committee members.

         4.06. Special Meetings. A special meeting of any committee may be held whenever called by any committee member at such time and place, including by telephonic or other electronic methods of communication, as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

         4.07. Quorum: Majority Vote. At all meetings of any committee, a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by law, the Articles of Incorporation, or these Bylaws.

         4.08. Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         4.09. Compensation. Committee members may, by resolution of the Board of Directors, be allowed a stated salary or a fixed sum and expenses of attendance, if any, for attending any committee meetings.

         4.10.  Responsibility.   The  designation  of  any  committee  and  the
delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

              ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS
              -----------------------------------------------------

         5.01. Notice. Whenever by law, the Articles of Incorporation, or these Bylaws notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (i) in person; (ii) in writing, by mail; (iii) except in the case of a shareholder, by telegram, telex, cable, telecopy or facsimile transmission, or similar means; or (iv) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his address as it appears on the books on the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when such notice is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopy or facsimile transmission, or similar means shall be deemed to be delivered and given at the time transmitted.

         5.02. Waiver of Notice. Whenever by law, the Articles of Incorporation, or these Bylaws any notice is required to be given to any shareholder, director, or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the tune notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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

         5.03. Telephone and Similar Meeting,. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         5.04. Action Without Meeting. Any action that may be taken, or is required by law, the Articles of Incorporation, or these Bylaws to be taken, at a meeting of shareholders, directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each shareholder, director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

                     ARTICLE SIX: OFFICERS AND OTHER AGENTS
                     --------------------------------------

         6.01. Number: Titles. Election: Term. The Corporation shall have a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the Board of Directors shall determine), a secretary, a treasurer, and such officers and agents as the Board of Directors may deem desirable. The Board of Directors shall elect a president, vice president, treasurer, and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer or agent, his term of office shall extend to and expire at the meeting of the Board of Directors following the next annual meeting of shareholders or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person. No officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

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

         6.02. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the Board of Directors only if, in the judgment of a majority of the Board of Directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.03. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         6.04. Authority. Officers shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         6.05. Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the Board of Directors, provided, however, that the Board of Directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

         6.06. Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors.

         6.07. President. The President shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonable incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

         6.08. Vice Presidents. Each Vice President shall have such powers and duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during that officer's absence or inability to act.

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

         6.09. Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall audit all payrolls and vouchers of the Corporation; shall receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments; shall supervise the accounting and auditing practices of the Corporation; and shall have charge of matters relating to taxation. Additionally, the Treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President.

         6.10. Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President. The Assistant Treasurers (in the order as designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer.

         6.11. Secretary. The Secretary shall maintain minutes of all meetings of the Board of Directors, of any committee, and of the shareholders, or consents in lieu of such minutes, in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The Secretary may sign with the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary shall have charge of the certificate books, stock transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President.

         6.12. Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President. The Assistant Secretaries (in the order designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
                  --------------------------------------------

         7.01. Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term "certificated shares" means shares represented by instruments in bearer or registered form, and the term "uncertificated shares" means shares not represented by such instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

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

         7.02. Certificates for Certificated Shares. The certificates for certificated shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the President or any Vice President and also by the Secretary, an Assistant Secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

         7.03. Issuance. Shares with or without par value may be issued for such consideration and to such persons as the Board of Directors may from time to time determine, provided, however, that except in the case of shares with par value, the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid.

         7.04. Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

         7.05. Lost. Stolen. or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements:

         (a) Claim. The registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

         (b) Timely Request. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

         (c) Bond. The registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

         (d) Other Requirements. The registered owner satisfies any other reasonable requirements imposed by the Board of Directors.

When a certificate has been lost, destroyed, or stolen and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

         7.06. Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation of proper evidence of succession, assignment, or authority to transfer, the Corporation or its agent shall record the transaction upon its books.

         7.07. Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

         7.08. Legends. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation
(a) shall conspicuously set forth on the face or back of the certificate a full statement of (i) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued; and (ii) if the Corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State; and
(ii) the Corporation will furnish a copy of such statements to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

         If the Corporation has by its Articles of Incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the Corporation, every certificate representing shares issued by the Corporation (a) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation; or (b) shall conspicuously state on the face or back of the certificate (i) that there is on file in the office of the Secretary of State a fill statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation; and (ii) that the Corporation will furnish a copy of such statement to any shareholder without the charge upon written request to the Corporation at its principal place of business or registered office.

         If the Corporation issues any shares that are not registered under the Securities Act of 1933, the transfer of any such shares shall be restricted in accordance with an appropriate legend.

         In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, each certificate representing shares so restricted (a) shall conspicuously set forth a fill or summary statement of the restriction on the face of the certificate;
(b) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate; or (c) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (i) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document; or (ii) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a fill statement of such restriction.

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
                     ---------------------------------------

         8.01. Dividends. Subject to the provisions of law and the Articles of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

         8.02. Reserves. The Board of Directors may create out of finds of the Corporation legally available therefor such reserve or reserves as the Board of Directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation. The Board of Directors may modify or abolish any such reserve.

         8.03. Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, Board of Directors, and any committee thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholder and the number and class of the shares held by each shareholder.

         8.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors, provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer its determination of the fiscal year, it shall be the calendar year.

         8.05. Seal The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors.

         8.06. Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.

         8.07. Securities of Other Corporations. The President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer that may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         8.08. Amendment. The power and authority to alter, amend, or repeal these Bylaws or to adopt new bylaws is vested in the Board of Directors, subject to the power of the shareholders to change or repeal any bylaws so made.

         8.09. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain and operative.

         8.10. Headings. The headings used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.

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